Exhibit (24)

POWER OF ATTORNEY

The undersigned directors of Genesco Inc., a Tennessee corporation (“Genesco”), do hereby constitute and appoint Scott E. Becker and Melvin G. Tucker, and any one of them, to act severally as attorneys-in-fact for and in their respective names, places and steads, with full power of substitution, to execute, sign and file with the Securities and Exchange Commission the Annual Report on Form 10-K of Genesco for the fiscal year ended February 1, 2020, and any and all amendments thereto; granting to said attorneys-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever requisite or necessary to be done in and about the premises as fully to all intents and purposes as the undersigned or any of them might or could do if personally present, and the undersigned do hereby ratify and confirm all that said attorney-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed this 5th day of February, 2020

/s/Joanna Barsh        /s/Thurgood Marshall, Jr.
Joanna Barsh, Director        Thurgood Marshall, Jr., Director

/s/James W. Bradford        /s/Kathleen Mason
James W. Bradford, Director    Kathleen Mason, Director

/s/Robert J. Dennis        /s/Kevin P. McDermott
Robert J. Dennis, Director        Kevin P. McDermott, Director

/s/Matthew C. Diamond        /s/Mimi E. Vaughn
Matthew C. Diamond, Director    Mimi E. Vaughn, Director

/s/Marty G. Dickens
Marty G. Dickens, Director